SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No. ____)

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VWF Bancorp, Inc.
(Name of Registrant as Specified In Its Charter)

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October 15, 2024

Dear Fellow Stockholder:

The annual meeting of stockholders of VWF Bancorp, Inc., the holding company for GreenWay Bank (f/k/a Van Wert Federal Savings Bank), will be held at Willow Bend Country Club, located at 579 Hospital Drive, Van Wert, Ohio, at 2:00 p.m., local time, on Wednesday, November 20, 2024. The notice of annual meeting and the proxy statement appearing on the following pages describe the formal business to be transacted at the meeting.

It is important that your shares are represented at this meeting, regardless of the number of shares you own. To ensure your shares are represented, we urge you to vote promptly by completing and mailing the enclosed proxy card or by voting via the Internet. Internet voting instructions appear on the enclosed proxy card.

Sincerely,

Gary L. Clay	Michael D. Cahill
Executive Chairman of the Board	President and Chief Executive Officer

VWF BANCORP, INC.

976 South Shannon Street

Van Wert, Ohio 45891

(419) 238-9662

NOTICE OF 2024 ANNUAL MEETING OF STOCKHOLDERS

DATE AND TIME	Wednesday, November 20, 2024
2:00 p.m., local time

PLACE	Willow Bend Country Club
579 Hospital Drive
Van Wert, Ohio

ITEMS OF BUSINESS	(1)To elect two directors to serve for a term of three years;

(2) To ratify the appointment of Forvis Mazars, LLP to serve as the independent registered public accounting firm for the fiscal year ending June 30, 2025;

(3)

To transact any other business that may properly come before the meeting and any adjournment or postponement of the meeting. (Note: The Board of Directors is not aware of any other business to come before the meeting.)

RECORD DATE	To be eligible to vote, you must have been a stockholder as of the close of business on September 27, 2024.

PROXY VOTING

It is important that your shares be represented and voted at the meeting. You can vote your shares via the Internet or by mail by completing the accompanying proxy card and returning it in the enclosed self-addressed envelope. Voting instructions are printed on the proxy card. You may revoke a proxy at any time before its exercise at the meeting by following the instructions in the accompanying proxy statement.

BY ORDER OF THE BOARD OF DIRECTORS

Jon A. Bagley
Corporate Secretary

Van Wert, Ohio
October 15, 2024

VWF BANCORP, INC.

PROXY STATEMENT

FOR

2024 ANNUAL MEETING OF STOCKHOLDERS

GENERAL INFORMATION

VWF Bancorp, Inc. is the holding company for GreenWay Bank. In this proxy statement, we may also refer to VWF Bancorp, Inc. as “VWF Bancorp,” the “Company,” “we,” “our” or “us” and to GreenWay Bank as “GreenWay” or the “Bank.”

We are providing this proxy statement to you in connection with the solicitation of proxies by our Board of Directors for the 2024 annual meeting of stockholders and for any adjournment or postponement of the annual meeting. We will hold the annual meeting at Willow Bend Country Club, located at 579 Hospital Drive, Van Wert, Ohio, on Wednesday, November 20, 2024, at 2:00 p.m., local time.

We intend to mail this proxy statement and a proxy card to stockholders of record beginning on or about October 15, 2024.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS

FOR THE STOCKHOLDER MEETING TO BE HELD ON NOVEMBER 20, 2024

This proxy statement is available at www.annualgeneralmeetings.com/VWFB2024. Also available at this website address is our Annual Report on Form 10-K, as filed with the Securities and Exchange Commission, which includes the audited consolidated financial statements for the fiscal year ended June 30, 2024.

INFORMATION ABOUT VOTING

Who May Vote at the Meeting

You are entitled to vote your shares of VWF Bancorp common stock if our records show that you held your shares as of the close of business on September 27, 2024. As of the close of business on that date, a total of 1,914,965 shares of common stock were outstanding. Each share of common stock has one vote.

Our Articles of Incorporation provide that record holders of or common stock who beneficially own, either directly or indirectly, more than 10% of our outstanding shares of common stock are not entitled to any vote with respect to the shares held in excess of the 10% limit.

Ownership of Shares

You may own your shares of VWF Bancorp common stock in one or more of the following ways:

●	Directly in your name as stockholder of record;
●	Indirectly through a broker, bank or other holder of record in “street name;” or
●	Indirectly through the Van Wert Federal Savings Bank Employee Stock Ownership Plan (the “ESOP”).

If your shares are registered directly in your name, you are the holder of record of those shares and we are sending these proxy materials directly to you. As the holder of record, you have the right to give your proxy directly to us to vote at the annual meeting or you may vote in person at the annual meeting.

If you hold your shares in street name, your broker, bank or other holder of record is sending these proxy materials to you. As the beneficial owner, you have the right to direct your broker, bank or other holder of record how to vote by completing a voting instruction form that accompanies your proxy materials. Your broker, bank or other holder of record may allow you to provide voting instructions by telephone or by the Internet. Refer to the instruction form provided by your broker, bank or other holder of record that accompanies your proxy materials. If you want to vote your shares of common stock held in street name in person at the annual meeting, you must obtain a written proxy in your name from the broker, bank or other holder who is the record holder of your shares.

If you own shares of common stock indirectly through the ESOP, see “Participants in the ESOP” below.

Attending the Meeting

Stockholders are invited to attend the annual meeting. If you hold your shares in street name, you will need proof of ownership to be admitted to the meeting. Examples of proof of ownership are a recent brokerage account statement or a letter from your bank or broker.

Quorum and Vote Required

Quorum. We will have a quorum and be able to conduct the business of the annual meeting if a majority of the outstanding shares of VWF Bancorp common stock entitled to vote, represented in person or by proxy, are present at the meeting.

Votes Required for Proposals. In voting on the election of directors (Item 1), you may vote in favor of the nominees or withhold your vote as to the nominees. There is no cumulative voting for the election of directors. Directors must be elected by a plurality of the votes cast at the annual meeting. This means that the nominees receiving the largest number of votes cast will be elected up to the maximum number of directors to be elected at the annual meeting. The maximum number of directors to be elected at the annual meeting is two.

In voting on the ratification of the appointment of the independent registered public accounting firm (Item 2), you may vote in favor of the proposal, vote against the proposal, or abstain from voting. The affirmative vote of a majority of the votes cast at the annual meeting and entitled to vote is required to approve this proposal.

Effect of Not Casting Your Vote

If you hold your shares in street name through a broker, bank or other nominee of record, it is critical that you cast your vote if you want it to count in the election of directors (Item 1). Your broker, bank or other holder of record does not have discretion to vote your uninstructed shares with respect to this matter. Therefore, if you hold your shares in street name and you do not instruct your broker or other holder of record on how to vote on Item 1, no votes will be cast on your behalf. These are referred to as “broker non-votes.” Your broker, bank or other holder of record, however, does have discretion to vote any uninstructed shares on the ratification of the appointment of the independent registered public accounting firm (Item 2). If you are a stockholder of record and you do not cast your vote, no votes will be cast on your behalf on any of the items of business at the annual meeting.

How We Count the Votes

If you return valid proxy instructions or attend the meeting in person, we will count your shares to determine whether there is a quorum, even if you abstain from voting. Broker non-votes also will be counted to determine the existence of a quorum.

In counting votes for the election of directors, votes that are withheld and broker non-votes will have no effect on the outcome of the election.

In counting votes on the proposal to ratify the appointment of the independent registered public accounting firm, we will not count abstentions and broker non-votes as votes cast. Therefore, abstentions and broker non-votes will have no effect on the outcome of the vote on the proposal.

Voting by Proxy

We are sending you this proxy statement to request that you allow your shares of VWF Bancorp common stock to be represented at the annual meeting by the designated proxies named by the Board of Directors. All shares of common stock represented at the annual meeting by properly executed and dated proxies will be voted according to the instructions indicated on the proxy card. If you sign, date and return a proxy card without giving voting instructions, your shares will be voted as recommended by our Board of Directors.

The Board of Directors unanimously recommends a vote:

●	“FOR” the nominees for director; and
●	“FOR” ratification of the appointment of Forvis Mazars, LLP to serve as the independent registered public accounting firm.

If any matters not described in this proxy statement are properly presented at the annual meeting, the persons named in the proxy card will use their own best judgment as to how to vote your shares. This would include a motion to adjourn or postpone the annual meeting to solicit additional proxies. If the annual meeting is postponed or adjourned, your common stock may be voted by the persons named in the proxy card on the new meeting date as well, unless you have revoked your proxy. We do not know of any other matters to be presented at the annual meeting.

Instead of voting by completing and mailing a proxy card, registered stockholders can vote their shares of VWF Bancorp common stock via the Internet. The Internet voting procedures are designed to authenticate stockholders’ identities, allow stockholders to provide their voting instructions and confirm that their instructions have been recorded properly. Specific instructions for Internet voting appear on the enclosed proxy card. The deadline for voting by Internet is 11:59 p.m., Eastern Time, on November 19, 2024.

Revoking Your Proxy

Whether you vote by mail or via the Internet, if you are a registered stockholder, unless otherwise noted, you may later revoke your proxy by:

●	sending a written statement to that effect to our Corporate Secretary;
●	submitting a properly signed proxy card with a later date;
●	voting via the Internet at a later time (if initially able to vote in that manner) so long as such vote is received by the applicable time and date set forth above for registered stockholders; or
●	voting in person at the annual meeting (Note: Attendance at the annual meeting will not, in itself, constitute revocation of your proxy).

If you hold your shares through a bank, broker, trustee or nominee and you have instructed the bank, broker, trustee or nominee to vote your shares, you must follow the directions received from you bank, broker, trustee or nominee to change those instructions.

Participants in the ESOP

If you participate in the ESOP, you will receive a voting instruction card that reflects all shares that you may direct the trustees to vote on your behalf under the ESOP. Under the terms of the ESOP, the ESOP trustee votes all shares held by the ESOP, but each participant in the ESOP may direct the trustee how to vote the shares of common stock allocated to his or her account. The ESOP trustee, subject to the exercise of its fiduciary duties, will vote all unallocated shares of common stock held by the ESOP and all allocated shares for which no timely voting instructions are received in the same proportion as shares for which it has received valid voting instructions. The deadline for returning your voting instruction card is November 17, 2024.

CORPORATE GOVERNANCE

General

VWF Bancorp periodically reviews its corporate governance policies and procedures to ensure that it meets the highest standards of ethical conduct, reports results with accuracy and transparency and fully complies with the laws, rules and regulations that govern its operations. As part of this periodic corporate governance review, the Board of Directors reviews and adopts best corporate governance policies and practices for VWF Bancorp.

Director Independence

The Board of Directors currently consists of six members. The Board of Directors refers to the definition of “independent director” contained in the listing standards of the Nasdaq Stock Market when determining the independence of directors. The Board of Directors has determined that each director, except for Gary L. Clay, Michael D. Cahill and Jon A. Bagley, is an “independent director” as defined in the Nasdaq listing standards. Mr. Clay is not independent because he is employed by VWF Bancorp and GreenWay as Executive Chairman of the Board. Mr. Cahill is not independent because he is employed by VWF Bancorp and GreenWay Bank as President and Chief Executive Officer. Mr. Bagley is not independent because he is the brother-in-law of Mr. Clay. In determining the independence of directors, the Board of Directors considered the relationships between GreenWay and our directors that are not required to be reported under “Other Information Relating to Directors and Executive Officers – Transactions With Certain Related Persons,” consisting of loans and deposit accounts that our directors maintain at GreenWay.

Board Leadership Structure and Board’s Role in Risk Oversight

The Board of Directors has determined that the separation of the offices of Chairman of the Board and of President and Chief Executive Officer enhances Board independence and oversight. Moreover, the separation of those offices allows the President and Chief Executive Officer to better focus on his increasing responsibilities of managing VWF Bancorp, enhancing shareholder value, and expanding and strengthening VWF Bancorp’s franchise while allowing the Chairman of the Board to lead the Board in its fundamental role of providing advice to and independent oversight of management. Consistent with this determination, Gary L. Clay serves as Executive Chairman and Michael D. Cahill serves as President and Chief Executive Officer.

To further strengthen the regular oversight of the full Board of Directors, the standing committees of the Board of Directors are comprised solely of independent directors. These committees are the Audit Committee, the Compensation Committee, and the Nominating and Corporate Governance Committee. See “Committees of the Board of Directors.”

Risk is inherent with every business, and how well a business manages risk can ultimately determine its success. We face several risks, including credit risk, interest rate risk, liquidity risk, operational risk, strategic risk and reputation risk. Management is responsible for the day-to-day management of risks VWF Bancorp faces, while the Board of Directors, as a whole and through its committees, has responsibility for the oversight of risk management. In its risk oversight role, the Board of Directors has the responsibility to satisfy itself that the risk management processes designed and implemented by management are adequate and functioning as designed. Senior management also attends Board meetings and is available to address any questions or concerns raised by the Board of Directors on risk management and any other matters.

Committees of the Board of Directors

The following table identifies VWF Bancorp’s standing committees and their members. The members of the Audit Committee, the Compensation Committee, and the Nominating and Corporate Governance Committee are considered independent according to the relevant listing standards of the Nasdaq Stock Market. The charter of each committee is available in the Investors section of GreenWay’s website (www.greenwaybank.com).

	Audit	Compensation	Nominating and Corporate
Director	Committee	Committee	Governance Committee
Jon A. Bagley
Gary L. Clay
Michael D. Cahill
Charles F. Koch		Chair	Chair
Michael Keysor	Chair	X	X
Thomas J. Turnwald	X		X
Number of Meetings in Fiscal Year 2024	3	2	2

Audit Committee. The Audit Committee is established according to the requirements of the Securities Exchange Act of 1934, as amended. The Audit Committee meets periodically with the independent registered public accounting firm and management to review accounting, auditing, internal control structure and financial reporting matters. The Board of Directors has determined that no member of the Audit Committee qualifies as an “audit committee financial expert” under the rules of the Securities and Exchange Commission. The report of the Audit Committee required by the rules of the Securities and Exchange Commission is included in this proxy statement. See “Report of the Audit Committee.”

Compensation Committee. The Compensation Committee approves the compensation objectives for VWF Bancorp and GreenWay, establishes the compensation for VWF Bancorp’s and GreenWay’s senior management and conducts the performance reviews of the Executive Chairman and President and Chief Executive Officer. The Compensation Committee reviews all components of compensation, including salaries, cash incentive plans, long-term incentive plans and various employee benefit matters. The Committee also assists the Board of Directors in evaluating potential candidates for executive positions.

Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee assists the Board of Directors in: (i) identifying individuals qualified to become Board members, consistent with criteria approved by the Board of Directors; (ii) recommending to the Board of Directors the director nominees for the next annual meeting; (iii) implementing policies and practices relating to corporate governance, including implementation of and monitoring adherence to corporate governance guidelines; (iv) leading the Board of Directors in its annual review of the Board’s performance; and (v) recommending director nominees for each committee.

Minimum Qualifications for Director Nominees. The Nominating and Corporate Governance Committee has adopted a set of criteria that it considers when it selects individuals to be nominated for election to the Board of Directors. A candidate must meet the eligibility requirements set forth in our Bylaws, which include a requirement that the candidate had not been subject to certain criminal or regulatory actions, a residency requirement, and an age limitation. A candidate also must meet any qualification requirements set forth in any Board of Directors or committee governing documents.

If a candidate is deemed eligible for election to the Board of Directors, the Nominating and Corporate Governance Committee will then evaluate the following criteria in selecting nominees:

●	contributions to the range of talent, skill and expertise of the Board of Directors;
●	financial, regulatory and business experience, knowledge of the banking and financial service industries, familiarity with the operations of public companies and ability to read and understand financial statements;
●	familiarity with our market area and participation in and ties to local businesses and local civic, charitable and religious organizations;
●	personal and professional integrity, honesty and reputation;
●	the ability to represent the best interests of our stockholders and the best interests of VWF Bancorp;

●	the ability to devote sufficient time and energy to the performance of his or her duties; and
●	independence, as that term is defined under applicable Securities and Exchange Commission and stock exchange listing criteria.

The Nominating and Corporate Governance Committee also will consider any other factors it deems relevant, including diversity, competition, size of the Board of Directors and regulatory disclosure obligations.

When nominating an existing director for re-election to the Board of Directors, the Nominating and Corporate Governance Committee will consider and review an existing director’s attendance and performance at Board meetings and at meetings of committees on which he serves; length of Board service; the experience, skills and contributions that the existing director brings to the Board; and independence.

Director Nomination Process. The process that the Nominating and Corporate Governance Committee follows to identify and evaluate individuals to be nominated for election to the Board of Directors is as follows:

For purposes of identifying nominees for the Board of Directors, the Nominating and Corporate Governance Committee relies on personal contacts of the committee members and other members of the Board of Directors, as well as its knowledge of members of the communities the Bank serves. The Nominating and Corporate Governance Committee will also consider director candidates recommended by stockholders according to the policy and procedures set forth below. The Nominating and Corporate Governance Committee has not used an independent search firm to identify nominees.

In evaluating potential nominees, the Nominating and Corporate Governance Committee determines whether the candidate is eligible and qualified for service on the Board of Directors by evaluating the candidate under the criteria set forth above. If such individual fulfills these criteria, the Nominating and Corporate Governance Committee will conduct a check of the individual’s background and interview the candidate to further assess the qualities of the prospective nominee and the contributions he or she would make to the Board of Directors.

Consideration of Director Candidates Recommended by Stockholders. The policy of the Nominating and Corporate Governance Committee is to consider director candidates recommended by stockholders who appear to be qualified to serve on the Board of Directors. The Nominating and Corporate Governance Committee may choose not to consider an unsolicited recommendation if no vacancy exists on the Board of Directors and the Nominating and Corporate Governance Committee does not perceive a need to increase the size of the Board of Directors. To avoid the unnecessary use of the Nominating and Corporate Governance Committee’s resources, the Nominating and Corporate Governance Committee will consider only those director candidates recommended in accordance with the procedures set forth below.

Procedures to be Followed by Stockholders. To submit a recommendation of a director candidate to the Nominating and Corporate Governance Committee, a stockholder should submit the following information in writing, addressed to the Chairman of the Nominating and Corporate Governance Committee, care of the Corporate Secretary, at our main office address:

●	A statement that the writer is a stockholder and is proposing a candidate for consideration by the Nominating and Corporate Governance Committee;
●	The name and address of the stockholder as they appear on VWF Bancorp’s books, and of the beneficial owner, if any, on whose behalf the nomination is made;
●	The class or series and number of shares of VWF Bancorp capital stock that are owned beneficially or of record by such stockholder and such beneficial owner;
●	A description of all arrangements or understandings between such stockholder and each proposed nominee and any other person or persons (including their names) pursuant to which the nomination(s) are to be made by such stockholder;

●	A representation that such stockholder intends to appear in person or by proxy at the meeting to nominate the nominee named in the stockholder’s notice;
●	The name, age, personal and business address of the candidate, the principal occupation or employment of the candidate;
●	The candidate’s written consent to serve as a director;
●	A statement of the candidate’s business and educational experience and all other information relating to such person that would indicate such person’s qualification to serve on the Board of Directors; and
●	Such other information regarding the candidate or the stockholder as would be required to be included in VWF Bancorp’s proxy statement pursuant to Regulation 14A of the Securities and Exchange Commission.

For a director candidate to be considered for nomination at VWF Bancorp’s annual meeting of stockholders, the recommendation must be received by the Nominating and Corporate Governance Committee at least 120 calendar days before the date on which VWF Bancorp’s proxy statement for the previous year’s annual meeting was released to stockholders, advanced by one year.

Board and Committee Meetings

The business of VWF Bancorp and GreenWay is conducted through meetings and activities of their respective Board of Directors and committees. During the fiscal year ended June 30, 2024, the Board of Directors of VWF Bancorp and the Board of Directors of GreenWay held 12 joint meetings. No director, during the fiscal year ended June 30, 2024, attended fewer than 75% of the total meetings of the Boards of Directors and of the committees on which he served.

Director Attendance at Annual Meeting

All directors were in attendance of the annual meeting held November 15, 2023.

Codes of Ethics

We have adopted a Code of Ethics for Senior Officers and a Code of Business Conduct and Ethics. Both are designed to ensure that our directors and employees meet the highest standards of ethical conduct. The Code of Ethics for Senior Officers, which applies to our VWF Bancorp’s named executive officers and GreenWay’s executive vice presidents, addresses conflicts of interest, the treatment of confidential information, and compliance with applicable laws, rules and regulations. The Code of Business Conduct and Ethics, which applies to all employees and directors, addresses conflicts of interest, the treatment of confidential information, general employee conduct and compliance with applicable laws, rules and regulations. In addition, both codes are designed to deter wrongdoing and promote honest and ethical conduct, the avoidance of conflicts of interest, full and accurate disclosure and compliance with all applicable laws, rules and regulations. The Code of Ethics for Senior Officers and the Code of Business Conduct and Ethics are available in the Investors section of GreenWay’s website (www.greenwaybank.com).

Anti-Hedging Policy

VWF Bancorp has adopted a policy that prohibits directors, officers and employees of VWF Bancorp or any of its subsidiaries, and their related persons, from purchasing or selling, or offering to purchase or offering to sell, derivative securities relating to VWF Bancorp’s common stock, whether or not issued by VWF Bancorp, that hedge or offset, or are designed to hedge or offset, any decrease in the market value of VWF Bancorp’s common stock.

REPORT OF THE AUDIT COMMITTEE

VWF Bancorp’s management is responsible for VWF Bancorp’s internal control over financial reporting. The independent registered public accounting firm is responsible for performing an independent audit of the consolidated financial statements and issuing an opinion on the conformity of the financial statements with accounting principles generally accepted in the United States of America. The Audit Committee oversees VWF Bancorp’s internal controls and financial reporting process on behalf of the Board of Directors.

In this context, the Audit Committee has met and held discussions with management and the independent registered public accounting firm. Management represented to the Audit Committee that the financial statements were prepared in accordance with accounting principles generally accepted in the United States of America, and the Audit Committee has reviewed and discussed the financial statements with management and with the independent registered public accounting firm. The Audit Committee has discussed with the independent registered public accounting firm the matters required to be discussed by Public Company Accounting Oversight Board (United States) Auditing Standard No. 1301, Communications with Audit Committees, which include the quality, and not just the acceptability, of the accounting principles, the reasonableness of significant judgments and the clarity of the disclosures in the financial statements.

In addition, the Audit Committee has received the written disclosures and the letter from the independent registered public accounting firm required by the applicable requirements of the Public Company Accounting Oversight Board and has discussed with the independent registered public accounting firm the firm’s independence from VWF Bancorp and its management. In concluding that the independent registered public accounting firm is independent, the Audit Committee considered, among other factors, whether the non-audit services provided by the firm were compatible with its independence.

The Audit Committee discussed with the independent registered public accounting firm the overall scope and plans for their audit. The Audit Committee meets with the independent registered public accounting firm, with and without management present, to discuss the results of their examination, their evaluation of VWF Bancorp’s internal control over financial reporting and the overall quality of its financial reporting process.

In performing these functions, the Audit Committee acts only in an oversight capacity. In its oversight role, the Audit Committee relies on the work and assurances of management, which has the primary responsibility for financial statements and reports, and of the independent registered public accounting firm who, in their report, express an opinion on the conformity of the financial statements to accounting principles generally accepted in the United States of America. The Audit Committee’s oversight does not provide it with an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or policies, or appropriate internal control over financial reporting designed to assure compliance with accounting standards and applicable laws and regulations. As stated in the Company's annual report on Form 10-K for the year ended June 30, 2024, the Company's management determined that it had a material weakness in its internal controls over financial reporting for the reasons set forth in Item 9A thereof. Furthermore, the Audit Committee’s considerations and discussions with management and the independent registered public accounting firm do not assure that the financial statements are presented in accordance with accounting principles generally accepted in the United States of America, that the audit of the financial statements has been carried out in accordance with the standards of the Public Company Accounting Oversight Board or that the independent registered public accounting firm is in fact “independent.”

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors, and the Board of Directors has approved, that the audited financial statements be included in VWF Bancorp’s Annual Report on Form 10-K for the fiscal year ended June 30, 2024, for filing with the Securities and Exchange Commission. The Audit Committee has appointed, subject to stockholder ratification, Forvis Mazars, LLP (successor to FORVIS, LLP) to serve as the independent registered public accounting firm for the fiscal year ending June 30, 2025.

Audit Committee of the Board of Directors

of

VWF Bancorp, Inc.

Michael Keysor (Chair)

Thomas J. Turnwald

DIRECTORS’ COMPENSATION

The following table provides the compensation earned by the individuals who served as our non-employee directors and Executive Chairman during the fiscal year ended June 30, 2024. The table excludes perquisites, which did not exceed $10,000 in the aggregate for each director. Each individual who serves as a director of VWF Bancorp also serves as a director of GreenWay. Mr. Cahill was also paid board fees of $28,000 this fiscal year. These fees and his compensation are listed separately under Executive Compensation. All fees disclosed in the table below were paid by GreenWay. No separate fees were paid by VWF Bancorp.

	Fees Earned or		Stock	All Other
	Paid in Cash		Awards (2)	Compensation (1)	Total
Jon A. Bagley	$28,000		$—	$371	$28,371
Gary L. Clay	119,869	(3)	283,645	38,306	441,820
Michael Keysor	28,000		63,020	310	91,330
Charles F. Koch	28,000		63,020	365	91,385
Thomas J. Turnwald	28,000		63,020	268	91,288

(1)	Represents imputed income related to insurance coverage pursuant to a split-dollar life insurance agreement. Mr. Clay’s amount includes $626 for imputed income related to insurance coverage pursuant to a split-dollar life insurance agreement, $350 for a club membership, $5,512 for an employer 401(k) plan matching contribution, $2,174 for personal automobile, and $29,644 for shares granted from the ESOP.
(2)	These amounts represent the aggregate grant date fair value of stock awards during the year ended June 30, 2024, in accordance with FASB ASC Topic 718. The assumptions used for calculating the grant date fair value are set forth in Note 13 of our consolidated financial statements included in our Annual Report on Form 10-K for the year ended June 30, 2024. These amounts do not represent actual amounts paid to or realized by our directors for these awards during fiscal year 2024.
(3)	Represents $28,000 in director fees, $80,000 in salary, and $11,869 paid as part of a salary continuation as described below.

In January 2024, certain members of the Board of Directors received stock awards under the VWF Bancorp, Inc. 2023 Equity Incentive Plan. All of the awards are vesting at a rate of 33.33% per year commencing on the one-year anniversary of the date of grant January 24, 2024. As of June 30, 2024, directors held the following aggregate number of unvested stock awards

Stock
Awards
Jon A. Bagley	—
Gary L. Clay	17,306
Michael Keysor	3,845
Charles F. Koch	3,845
Thomas J. Turnwald	3,845

Split-Dollar Life Insurance. GreenWay maintains the GreenWay Bank Split Dollar Life Insurance Plan, in which each director with the exception of Mr. Cahill participates. GreenWay purchased life insurance policies on the life of each director in an amount sufficient to provide for the benefits under the plan. The director has the right to designate the beneficiary who will receive his or her share of the proceeds payable upon his death. The policies are owned by the Bank, which paid the premium due on the policies. In accordance with their participation agreements under the plan, upon the death of a covered executive before a separation from service, the proceeds of the policy are divided between the executive’s beneficiary, who is entitled to the lesser of (i) 50% of the net at risk amount capped at $250,000 or (ii) the net at risk amount. The “net at risk” amount equals the total death benefit of a life insurance policy less the cash surrender value of the policy.

Employment Agreement with Gary L. Clay. The Bank has entered into an employment agreement with Mr. Clay. The employment agreement has an initial term of two years. Commencing on the first anniversary of the date of the employment agreement and continuing each anniversary thereafter, the term of the agreement will extend for an additional year, so that the term again become two years. However, at least 30 days before the anniversary date of the agreement, the disinterested members of the board of directors must conduct a comprehensive performance evaluation of the executive and affirmatively approve any extension of the agreement for an additional year or determine not to extend the term of the agreement. If the board of directors determines not to extend the term, it must notify the executive before the applicable anniversary date and the term of the agreement will expire at the end of the then current term. If a change in control occurs during the terms of the employment agreement, the term of the agreement will automatically renew for two years from the effective date of the change in control. The disinterested board members elected not to extend the contract, which will end in July 2025. Mr. Clay will remain on the board of directors as Executive Chairman but will no longer draw a salary or be an employee of the Bank when his contract terminates in July 2025.

The employment agreement provides Mr. Clay with annual base salary, which is currently set at $80,000. The board of directors will review the executive’s base salary at least annually and the base salary may be increased, but not decreased. In addition to receiving base salary, the executive may participate in any bonus programs and benefit plans made available to senior management employees. GreenWay also provides Mr. Clay with a company-owned or leased automobile and reimburse him for all reasonable business expenses incurred in performing his duties, as well for a social membership at a local country club.

If Mr. Clay voluntarily terminates employment without “good reason,” he will be entitled to receive the sum of his (i) unpaid salary, (ii) unpaid expense reimbursements, (iii) unused accrued paid time off and (iv) earned but unpaid incentive compensation (i.e., the “Accrued Obligations”).

If Mr. Clay’s employment involuntary terminates for reasons other than cause, disability or death, or in the event of his resignation for “good reason,” in either event other than in connection with a change in control, he will receive a severance payment, paid in a lump sum, equal to the Accrued Obligations plus the base salary and bonuses (based on the highest annual bonus earned during the three most recent calendar years before his date of termination) he would have received during the remaining term of the employment agreement. In addition, if the executive elects COBRA coverage, he will be reimbursed for their monthly COBRA premium payments for up to 18 months.

If Mr. Clay’s employment involuntary terminates for reasons other than cause, disability or death, or in the event of the executive’s resignation for “good reason,” in either event within 24 months following a change in control, he will receive a severance payment, paid in a single lump sum, equal to his Accrued Obligations plus two times the sum of (i) his base salary in effect as of the date of termination or immediately before the change in control, whichever is higher, and (ii) and highest annual cash bonus earned for the year in which the change in control occurs or any of the three prior calendar years. In addition, if the executive elects COBRA coverage, the executive will be reimbursed for his monthly COBRA premium payments for up to 18 months.

For purposes of the employment agreement, “good reason” includes (i) a material reduction in Mr. Clay’s authority, duties or responsibilities, (ii) a material reduction in his salary or incentive compensation opportunities, (iii) a relocation of his principal place of employment by more than 35 miles from GreenWay’s main office location, or (iv) a material breach of the employment agreement by GreenWay.

Should Mr. Clay become disabled during the term of the employment agreement, he will be entitled to the Accrued Obligations plus disability benefits, if any, provided under a long-term disability plan sponsored by the Bank. If he dies while employed by GreenWay, his beneficiaries will receive the Accrued Obligations plus any benefit payable under the life insurance program sponsored by the Bank.

Salary Continuation Agreement with Mr. Clay. The Bank has entered into a salary continuation agreement with Mr. Clay. Under the salary continuation agreement, upon Mr. Clay’s separation from service on or after his normal retirement age of 65, he is entitled to an annual payment of $11,869. The benefit is paid monthly for Mr. Clay’s lifetime with a guaranteed payment for 15 years. At the time Mr. Clay initially retired from the Bank he experienced a separation of service for purposes of the Salary Continuation Plan and began receiving payments under the agreement.

Upon termination of employment (other than a termination in connection with a change in control), Mr. Clay will be required to adhere to one-year non-competition and non-solicitation restrictions set forth in his employment agreement.

STOCK OWNERSHIP

The following table provides information, as of September 27, 2024, the voting record date, about the beneficial owners known to VWF Bancorp that own more than 5% of our outstanding common stock. A person may be considered to beneficially own any shares of common stock over which the person has, directly or indirectly, sole or shared voting or investment power.

	Number of Shares		Percent of Common
Name and Address	Owned		Stock Outstanding (1)
Van Wert Federal Savings Bank Employee Stock Ownership Plan	138,451	(2)	7.2%
976 South Shannon Street
Van Wert, Ohio 45891

Charles F. Koch	104,695	(2)	5.5
976 South Shannon Street
Van Wert, Ohio 45891

Michael Keysor	103,845	(2)	5.4
976 South Shannon Street
Van Wert, Ohio 45891

Thomas J. Turnwald	103,845	(2)	5.4
976 South Shannon Street
Van Wert, Ohio 45891

(1)	Based on 1,914,965 shares outstanding as of September 27, 2024.
(2)	Based upon filings made with the Securities and Exchange Commission and information furnished by the respective individuals. Pursuant to regulations under the Securities Exchange Act of 1934, shares of common stock are deemed to be beneficially owned by a person if he or she directly or indirectly has or shares (a) voting power, which includes the power to vote or to direct the voting of the shares, or (b) investment power, which includes the power to dispose or to direct the disposition of the shares. .

The following table provides information, as of September 27, 2024, about the shares of common stock beneficially owned by each nominee for director, by each director continuing in office, by each executive officer, and by all directors and executive officers as a group. A person may be considered to beneficially own any shares of common stock over which he has, directly or indirectly, sole or shared voting or investment power. Unless otherwise indicated, each of the named individuals has sole voting power and sole investment power with respect to the shares shown and none of the named individuals has pledged his or her shares.

			Percent of
	Number of Shares		Common Stock
	Owned		Outstanding (1)
Director Nominees and Directors Continuing in Office:
Jon A. Bagley	82,000	(2)	4.3%
Gary L. Clay	70,811	(3)	3.7
Charles F. Koch	104,695	(4)	5.5
Michael Keysor	103,845	(5)	5.4
Thomas J. Turnwald	103,845		5.4
Michael D. Cahill	10,000	(6)	*
Executive Officers Who Are Not Directors:
Richard W. Brackin	1,000		*
Andrew D. Holy	100		*
All directors and executive officers as a group (8 persons)	476,296		24.9%

*  Less than 1%.

(1)	Based on 1,914,965 shares outstanding as of September 27, 2024.
(2)	Includes 38,000 held by spouse’s trust.
(3)	Includes 46,000 shares held in an Individual Retirement account (“IRA”), and 2,505 shares allocated to Mr. Clay’s account in the employee stock ownership plan.
(4)	Includes 50,000 shares held in an IRA, 27,500 shares held by spouse, and 22,500 shares held by spouse’s IRA.
(5)	Includes 50,000 shares held by spouse.
(6)	Includes 10,000 shares held in an IRA.

BUSINESS ITEMS TO BE VOTED ON BY STOCKHOLDERS

Item 1 — Election of Directors

VWF Bancorp’s Board of Directors consists of six members. The Board of Directors is divided into three classes with three-year staggered terms, with one-third of the directors elected each year. The nominees for election are Gary Clay and Jon Bagley. They both currently serves as a directors of VWF Bancorp and GreenWay.

The Board of Directors intends to vote the proxies solicited by it in favor of the election of the nominees named above. If either of the nominees are unable to serve, the persons named in the proxy card will vote your shares to approve the election of any substitute proposed by the Board of Directors. Alternatively, the Board of Directors may adopt a resolution to reduce the size of the Board of Directors. At this time, the Board of Directors knows of no reason why the nominee might be unable to serve.

The Board of Directors unanimously recommends that you vote “FOR” the nominees for director.

Information regarding the Board of Directors’ nominees and the directors continuing in office is provided below. Unless otherwise stated, each individual has held his current occupation for the last five years. The indicated age for each individual is as of June 30, 2024. The indicated period for service as a director includes service as a director of GreenWay. Except as noted below, there are no family relationships among the directors.

Director Nominees for Terms Expiring in 2024

Gary L. Clay (age 70; director since 1992) is the Executive Chairman of VWF Bancorp and GreenWay. He has held that position with GreenWay since 2019. He joined GreenWay in 1977 after graduating from Bluffton College with a degree in Accounting and Business Administration. He began his career with GreenWay as its accountant and lending officer. He advanced to different positions within the Bank, including Vice-President and Senior Lending Officer. In 2006, he was named President and Chief Executive Officer of the Bank. Mr. Clay serves on the Board of the Van Wert County Foundation, the Board of Directors of the Van Wert Area Performing Arts Foundation and as a trustee of The Marsh Foundation. Mr. Clay’s 48 years of community banking experience and knowledge of GreenWay’s Van Wert business and market area provides the board of directors with valuable insight into the business of the Bank. Mr. Clay is the brother-in-law of Jon A. Bagley.

Jon A. Bagley (age 60; director since 2015) serves as Secretary on the Board of Directors of Vancrest Management Corporation (“Vancrest”), headquartered in Van Wert, Ohio. Vancrest currently operates 12 health care campuses throughout the state of Ohio. Mr. Bagley is a graduate of Tri-State University with a degree in chemical engineering and holds an MBA from the University of Saint Francis. He began his working career in the manufacturing sector, holding a variety of engineering, human resource, and plant leadership positions before joining Vancrest in 1994. At Vancrest he served as Chief Operating Officer for 26 years. Mr. Bagley serves as a Trustee on the Van Wert County Foundation and as an Elder at LifeHouse Church in Van Wert. Mr. Bagley’s experience provides the board of directors with a valuable perspective on health care and personnel issues. Mr. Bagley is the brother-in-law of Mr. Clay.

Directors Continuing in Office with Terms Expiring in 2025

Thomas J. Turnwald (age 53; director since 2018) is the owner and President of Millwork Brands, Inc., which does business under the names of both National Door & Trim and Teem Wholesale. These two manufacturing companies supply millwork products for residential and commercial construction. Mr. Turnwald graduated from Toledo University in 1993 and returned home to work for his father at National Door and Trim. While working there, he started a new business, Teem Wholesale. When his father retired from National Door & Trim in 2006, Mr. Turnwald also took over management of that operation. Mr. Turnwald is a former Chairman of the Board of Van Wert County Hospital and currently serves on the Van Wert Advisory Council for Ohio Health. He also serves on the Board of the Van Wert County Foundation and the Business Development Corporation of Van Wert. His 30 plus years of experience in residential and commercial construction area provides the board of directors with valuable insight into the housing and commercial construction area.

Michael D. Cahill (age 63; director since 2023) is the President and Chief Executive Officer of both VWF Bancorp and GreenWay. Mr. Cahill graduated from the University of Notre Dame in 1982 with a Bachelor of Business Administration in accounting. He also holds a Master of Business Administration with a concentration in Economics from the University of Saint Francis. He began his career with Arthur Young & Company (now EY) in Toledo, Ohio and became a CPA in 1984. He has been the CEO of a publicly traded bank in Fort Wayne, Indiana, and the Vice Chair of a privately held bank headquartered in Merrillville, Indiana. He has extensive experience in commercial real estate financing, management, brokerage, and appraisal. He has been CEO of a health insurance company, a large private foundation, and a bank in formation. He is currently on the faculty of the Graduate School of Banking at Colorado. He has served in leadership positions on several not for profit and for-profit entities over the years. His 40 plus years of financial management, oversight, and auditing provides the board of directors with valuable industry insights.

Directors Continuing in Office with Terms Expiring in 2026

Charles F. Koch (age 68; director since 1994) is an attorney-at-law and the owner of Koch & White Law, LLC. Mr. Koch graduated from The Ohio State University before earning his law degree from Ohio Northern University. He has been practicing law for over 44 years with a strong emphasis on real estate law. He is a current Trustee and past Chairman of the Board of the Van Wert County Foundation. He is also a Trustee of Van Wert Forward, a downtown redevelopment group. His legal expertise provides the board of directors with invaluable legal insight with respect to the real estate lending operations of the Bank.

Michael Keysor (age 55; director since 2016) is the Chief Executive Officer of Custom Assembly, a warehousing and assembly business in Haviland, Ohio. Custom Assembly has locations throughout the United States. Mr. Keysor is a graduate of the University of Toledo with a degree in Business management. After graduation, he worked at State Bank and Trust before joining his family’s business in 1992. His 30 plus years of warehousing and logistics experience provides the board of directors with valuable insight into the needs in the warehousing and transportation sector of GreenWay’s community, as well as operating a multi-state enterprise.

Executive Officers Who Do Not Serve as Director

Set forth below is information regarding our executive officers who do not serve as directors of VWF Bancorp. The age presented is as of June 30, 2024.

Richard W. Brackin, age 41, serves as Executive Vice President and Chief Financial Officer of VWF Bancorp and GreenWay. Mr. Brackin received his Bachelor of Science in both Accounting and Economics, with distinction from Purdue University Fort Wayne. He is a CPA who joined the bank after a career at FORVIS, LLP (successor to BKD, LLP) since September 2017 where he joined as an audit associate and was promoted several times to end his tenure there as Audit Manager. Mr. Brackin first served in the military after high school before resuming his post-secondary education.

Andrew D. Holy, age 36, serves as Executive Vice President and Chief Risk Officer of VWF Bancorp and Greenway. Mr. Holy received his Bachelor of Arts in Economics from DePauw University and his Master of Business Administration from Purdue University Fort Wayne. Mr. Holy joined the bank after several years in commercial lending, credit, and credit administration at previous banks. He also served as Director of Business Development and Residential Department Manager for a local title company.

Item 2 — Ratification of Appointment of Independent Registered Public Accounting Firm

Forvis Mazars, LLP (successor to FORVIS, LLP) served as our independent registered public accounting firm for the fiscal year ended June 30, 2024. The Audit Committee of the Board of Directors has appointed Forvis Mazars, LLP to serve as the independent registered public accounting firm for the 2025 fiscal year, subject to ratification by stockholders.

If the appointment of the independent registered public accounting firm is not ratified by a majority of the votes cast by stockholders at the annual meeting, the Audit Committee of the Board of Directors will consider other independent registered public accounting firms.

The Board of Directors unanimously recommends that you vote “FOR” the ratification of the appointment of Forvis Mazars, LLP to serve as the independent registered public accounting firm.

Audit Fees. The following table sets forth the fees that FORVIS, LLP billed for services performed during the fiscal year ended June 30, 2024:

2024
Audit Fees (1)	$195,050
Audit Related Fees (2)	25,000
Tax Fees	10,900
All Other Fees (3)	5,450

(1)	Consists of fees for professional services rendered for the audit of the financial statements included in the Annual Report on Form 10-K, for the review of financial statements included in the Quarterly Reports on Form 10-Q and for services normally provided by the independent registered public accountant in connection with statutory and regulatory filings or engagements.
(2)	Fees specific to auditing the Company’s adoption of ASC 326 in fiscal year 2024.
(3)	All other fees consist of other permissible services by an independent registered public accounting firm, including review of form S-8.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm. The Audit Committee is responsible for appointing, setting compensation and overseeing the work of the independent registered public accounting firm. In accordance with its charter, the Audit Committee approves, in advance, all audit and permissible non-audit services to be performed by the independent registered public accounting firm. This approval process ensures that the independent registered public accounting firm does not provide any non-audit service to us prohibited by law or regulation.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following information is furnished for our principal executive officer and the two most highly compensated executive officers (other than the principal executive officer) serving during the fiscal year ended June 30, 2024, whose total compensation exceeded $100,000 for the fiscal year ended June 30, 2024. These individuals are sometimes referred to in this proxy statement as the “named executive officers.”

	Fiscal			Stock	All Other
Name and Principal Position(s)	Year	Salary	Bonus	Options	Compensation (1)	Total
Michael D. Cahill(2)	2024	$192,211	—		$45,888	$238,099
President and Chief Executive Officer	2023	92,500	—	—	15,187	107,687

Richard W. Brackin(3)	2024	$150,057	27,500	10,175	—	$187,732
EVP, Chief Financial Officer	2023	25,962	—	—	—	25,962

Andrew D. Holy(4)	2024	$148,027	22,126	10,175	2,528	$182,856
EVP, Chief Risk Officer	2023	34,500	—	—	—	34,500

(1)	For 2024, All Other Compensation consists of the following:

	401(k) Plan			Life Insurance
	Matching			Imputed	Director	Personal
Name	Contribution	ESOP	Club Dues	Income	Fees	Car Use	Total
Michael D. Cahill	$5,983	$—	$9,418	$—	$28,000	$2,487	$45,888
Richard W. Brackin	—	—	—	—	—	—	—
Andrew D. Holy	2,528	—	—	—	—	—	2,528

(2)	Mr. Cahill was a consultant to the Company from October 1, 2022, through December 31, 2022. On January 1, 2023, he was named the Company’s President and Chief Executive Officer. The Company also paid Mr. Cahill $45,000 in consulting fees for consulting services provided from October 1, 2022 through December 31, 2022. The Company also purchased Mr Cahill’s personal vehicle at the average value of the Kelley Blue Book Private Party Sale value of $20,797.
(3)	Mr. Brackin was named the Company’s Chief Financial Officer effective April 17, 2023.
(4)	Mr. Holy was named the Company’s Chief Risk Officer effective July 26, 2023.

Outstanding Equity Awards at Fiscal Year- end

The table below sets forth outstanding equity awards at June 30, 2024 to our named executive officers.

	Number of Securities			Options
	Underlying Unexercised Option		Exercise	Expiration
	Exercisable	Unexercisable	Price	Date
Richard W. Brackin	—	2,500	$16.25	2/28/2034
Andrew D. Holy	—	2,500	16.25	2/28/2034

The awards above were granted pursuant to the VWF Bancorp, Inc. 2023 Equity Incentive Plan and vesting at a rate of 33.33% per year beginning February 28, 2024.

Executive Compensation

Employment Agreement with Michael D. Cahill. The Bank entered into an employment agreement with Mr. Cahill effective January 1, 2023. The employment agreement has an initial term of three years. Commencing on the first anniversary of the date of the employment agreement and continuing each anniversary thereafter, the term of the agreement will extend for an additional year, so that the term again become three years. However, at least 30 days before the anniversary date of the agreement, the disinterested members of the board of directors must conduct a comprehensive performance evaluation of Mr. Cahill and affirmatively approve any extension of the agreement for an additional year or determine not to extend the term of the agreement. If the board of directors determines not to extend the term, it must notify him before the applicable anniversary date and the term of the agreement will expire at the end of the then current term. If a change in control occurs during the terms of the employment agreement, the term of the agreement will automatically renew for two years from the effective date of the change in control.

The employment agreement provided Mr. Cahill with an annual base salary of $185,000 for calendar 2023; $200,000 for calendar 2024; and $215,000 for calendar 2025. In addition to receiving base salary, Mr. Cahill can participate in any bonus programs and benefit plans made available to senior management employees. GreenWay will also reimburse Mr. Cahill for all reasonable business expenses incurred in performing his duties, as well as for a social membership at a local country club and base membership at a Fort Wayne based country club.

If Mr. Cahill voluntarily terminates employment without “good reason,” he will be entitled to receive the sum of his (i) unpaid salary, (ii) unpaid expense reimbursements, (iii) unused accrued paid time off and (iv) earned but unpaid incentive compensation (collectively, the “Accrued Obligations”).

If Mr. Cahill’s employment involuntary terminates for reasons other than cause, disability or death, or in the event of his resignation for “good reason,” in either event other than in connection with a change in control, he will receive a severance payment, paid in a lump sum, equal to the Accrued Obligations plus the base salary and bonuses (based on the highest annual bonus earned during the three most recent calendar years before his date of termination) he would have received during the remaining term of the employment agreement. In addition, if he elects COBRA coverage, he will be reimbursed for their monthly COBRA premium payments for up to 18 months.

If Mr. Cahill’s employment involuntary terminates for reasons other than cause, disability or death, or in the event of his resignation for “good reason,” in either event within 24 months following a change in control, he will receive a severance payment, paid in a single lump sum, equal to his Accrued Obligations plus two times the sum of (i) his base salary in effect as of the date of termination or immediately before the change in control, whichever is higher, and (ii) and highest annual cash bonus earned for the year in which the change in control occurs or any of the three prior calendar years. In addition, if he elects COBRA coverage, he will be reimbursed for his monthly COBRA premium payments for up to 18 months.

For purposes of the employment agreement, “good reason” includes (i) a material reduction in Mr. Cahill’s authority, duties or responsibilities, (ii) a material reduction in his salary or incentive compensation opportunities, (iii) a relocation of his principal place of employment by more than 35 miles from the Bank’s office location, or (iv) a material breach of the employment agreement by GreenWay.

Should Mr. Cahill become disabled during the term of the employment agreement, he will be entitled to the Accrued Obligations plus disability benefits, if any, provided under a long-term disability plan sponsored by GreenWay. If he dies while employed by GreenWay, his beneficiaries will receive the Accrued Obligations plus any benefit payable under the life insurance program sponsored by GreenWay.

Upon termination of employment (other than a termination in connection with a change in control), Mr. Cahill will be required to adhere to one-year non-competition and non-solicitation restrictions set forth in his employment agreement.

Employment Agreement with Richard W. Brackin. The Bank entered into an employment agreement with Mr. Brackin effective April 17, 2023. The employment agreement has an initial term of two years. Commencing on the first anniversary of the date of the employment agreement and continuing each anniversary thereafter, the term of the agreement will extend for an additional year, so that the term again become three years. However, at least 30 days before the anniversary date of the agreement, the disinterested members of the board of directors must conduct a comprehensive performance evaluation of Mr. Brackin and affirmatively approve any extension of the agreement for an additional year or determine not to extend the term of the agreement. If the board of directors determines not to extend the term, it must notify him before the applicable anniversary date and the term of the agreement will expire at the end of the then current term. If a change in control occurs during the terms of the employment agreement, the term of the agreement will automatically renew for two years from the effective date of the change in control. The disinterested board members performed the performance review of Mr. Brackin and affirmatively approved the extension of this contract for another year.

The employment agreement provided Mr. Brackin with an annual base salary of $135,000 for calendar 2023; and $150,000 for calendar 2024. In addition to receiving base salary, Mr. Brackin can participate in any bonus programs and benefit plans made available to senior management employees. For calendar 2023, a discretionary bonus is available for meeting certain criteria. In future years, this discretionary bonus will equal 20% of his base pay. GreenWay will also reimburse Mr. Brackin for all reasonable business expenses incurred in performing his duties.

If Mr. Brackin voluntarily terminates employment without “good reason,” he will be entitled to receive the sum of his (i) unpaid salary, (ii) unpaid expense reimbursements, (iii) unused accrued paid time off and (iv) earned but unpaid incentive compensation (collectively, the “Accrued Obligations”).

If Mr. Brackin’s employment involuntary terminates for reasons other than cause, disability or death, or in the event of his resignation for “good reason,” in either event other than in connection with a change in control, he will receive a severance payment, paid in a lump sum, equal to six (6) months of his current Base Salary. In addition, if he elects COBRA coverage, he will be reimbursed for their monthly COBRA premium payments for up to 6 months.

If Mr. Brackin’s employment involuntary terminates for reasons other than cause, disability or death, or in the event of his resignation for “good reason,” in either event within 24 months following a change in control, he will receive a severance payment, paid in a single lump sum, equal to his Accrued Obligations plus one times the sum of (i) his base salary in effect as of the date of termination or immediately before the change in control, whichever is higher, and (ii) and highest annual cash bonus earned for the year in which the change in control occurs or any of the three prior calendar years. In addition, if he elects COBRA coverage, he will be reimbursed for his monthly COBRA premium payments for up to 12 months.

For purposes of the employment agreement, “good reason” includes (i) a material reduction in Mr. Brackin’s authority, duties or responsibilities, (ii) a material reduction in his salary or incentive compensation opportunities, (iii) a relocation of his principal place of employment by more than 35 miles from the Bank’s office location, or (iv) a material breach of the employment agreement by GreenWay.

Should Mr. Brackin become disabled during the term of the employment agreement, he will be entitled to the Accrued Obligations plus disability benefits, if any, provided under a long-term disability plan sponsored by GreenWay. If he dies while employed by GreenWay, his beneficiaries will receive the Accrued Obligations plus any benefit payable under the life insurance program sponsored by GreenWay.

Upon termination of employment (other than a termination in connection with a change in control), Mr. Brackin will be required to adhere to a six (6) month non-competition and non-solicitation restrictions set forth in his employment agreement.

Change in Control Agreement with Andrew D. Holy. The Bank has entered into a change in control agreement with Mr. Holy. The change in control agreement has an initial term of two years. At least 30 days before the anniversary date of the agreement, the disinterested members of the board of directors must conduct a comprehensive performance evaluation of Mr. Holy and affirmatively approve any extension of the agreement for an additional year or determine not to extend the term of the agreement. If the board of directors determines not to extend the term, it must notify him before the applicable anniversary date and the term of the agreement will expire at the end of the then current term. If a change in control occurs during the terms of the employment agreements, the terms of the agreements will automatically renew for two years from the effective date of the change in control. The disinterested board members performed the performance review of Mr. Holy and affirmatively approved the extension of this contract for another year.

If Mr. Holy’s employment involuntary terminates for reasons other than cause, or in the event of his resignation for “good reason” (which is defined substantially in the same manner as the term is defined in the employment agreement with Mr. Brackin), during the term of the agreement, he will receive a severance payment, paid in a single lump sum, equal to two times the sum of (i) his base salary in effect as of the date of termination or immediately before the change in control, whichever is higher, and (ii) and highest annual cash bonus earned for the year in which the change in control occurs or any of the two prior calendar years. In addition, if he elects COBRA coverage, he will be reimbursed for his monthly COBRA premium payments for up to 18 months. The severance benefits under the agreement may be reduced if the severance benefits under the change in control agreement or otherwise result in “excess parachute payments” under Section 280G of the Internal Revenue Code.

401(k) Plan. GreenWay maintains the GreenWay Bank 401(k) Profit Sharing Plan, a tax-qualified defined contribution plan for eligible employees (the “401(k) Plan”). All listed Executives are eligible to participate in the 401(k) Plan on the same terms as other eligible employees.

A participant may elect to defer, on a pre-tax basis, the maximum amount of compensation permitted by the Internal Revenue Code. For 2024, the salary deferral contribution limit is $23,000, provided, however, that a participant over age 50 may contribute an additional $7,500 to the 401(k) Plan for a total of $30,500. In addition to salary deferral contributions, GreenWay currently makes matching contributions at the level of 100% of the participant’s salary deferral on the first 6% of the participant’s compensation. It may also make other discretionary contributions to the 401(k) Plan.

A participant is always 100% vested in his or her salary deferral contributions. A participant will vest in matching and other employer contributions at the rate of 20% per year of service, beginning after two years of service, so that a participant will become fully vested after completing six years of credited service. Generally, unless the participant elects otherwise, the participant’s account balance will be distributed following the participant’s termination of employment. However, participants may take in-service withdrawals from the 401(k) Plan in certain circumstances, including for loans and hardships.

Employee Stock Ownership Plan. The Bank maintains the Van Wert Federal Savings Bank Employee Stock Ownership Plan (the “ESOP”), a tax-qualified defined contribution plan for eligible employees. The named executive officers are eligible to participate in the ESOP Plan on the same terms as other eligible employees of the Bank.

The ESOP trustee holds the shares purchased by the ESOP in an unallocated suspense account, and shares will be released from the suspense account on a pro-rata basis as the trustee repays the loan used to purchase the shares. The trustee will allocate the shares released among participants based on each participant’s proportional share of compensation relative to all participants. A participant will vest in his or her account balance based on his or her years of service at the rate of 20% per year of service, beginning after one year of service, so that a participant will be fully vested after completing six years of credited service.

OTHER INFORMATION RELATING TO DIRECTORS AND EXECUTIVE OFFICERS

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires VWF Bancorp’s executive officers and directors, and persons who own more than 10% of any registered class of our equity securities, to file reports of ownership and changes in ownership with the Securities Exchange Commission. Executive officers, directors and greater than 10% stockholders are required by regulation to furnish us with copies of all Section 16(a) reports they file.

Based solely on our review of the copies of the reports we have received and of written representations provided to us by the individuals required to file the reports, we believe that each executive officer, director and greater than 10% beneficial owner has complied with applicable reporting requirements for transactions in VWF Bancorp common stock during the fiscal year ended June 30, 2024.

Transactions with Related Persons

Loans and Extensions of Credit. Federal law generally prohibits publicly-traded companies from making loans and extensions of credit to their executive officers and directors, but it contains a specific exemption from such prohibition for loans made by federally insured financial institutions, such as GreenWay, to their executive officers and directors in compliance with federal banking regulations. Federal regulations permit executive officers and directors to receive the same terms that are widely available to other employees as long as the director or executive officer is not given preferential treatment compared to the other participating employees.

For residential mortgage loans on primary residences only, the Bank makes loans to its directors, officers and employees through a program where the loans are made at a reduced interest rate of 1.00% below the interest rate offered to the public. Origination fees are also waived. The following table list the directors and executive officers who participated in the loan program during the fiscal year ended June 30, 2024. As to each individual, this table sets forth certain information with respect to his or her loans where the aggregate balance of his or her loan exceeded $120,000 at any time during the periods presented.

	Largest
	Aggregate
	Balance	Principal	Principal	Interest Paid
	07/01/23 to	Balance	Paid 07/01/23	07/01/23 to	Interest
Name	06/30/24	06/30/24	to 06/30/24	06/30/24	Rate
Michael Keysor	$482,807	$457,424	$25,383	$8,835	1.88%
Thomas J. Turnwald	622,796	552,754	70,042	8,862	1.50

None of the loans presented in the above table involve more than the normal risk of collection or present other unfavorable features. All such loans were performing according to their original repayment terms at June 30, 2024, and were made in compliance with federal banking regulations.

Other Transactions. Charles F. Koch, an attorney-at-law, performs title searches and other legal work for GreenWay. The Bank paid him title search fees and legal fees totaling approximately $2,955 during the fiscal year ended June 30, 2024. These fees were paid in the ordinary course of business and on substantially the same terms and conditions as for unrelated third parties.

SUBMISSION OF STOCKHOLDER BUSINESS PROPOSALS AND NOMINATIONS

VWF Bancorp must receive proposals that shareholders seek to include in the proxy statement for its next annual meeting no later than June 20, 2025. If next year’s annual meeting is held on a date that is more than 30 calendar days from November 20, 2025, a shareholder proposal must be received by a reasonable time before we begin to print and mail our proxy solicitation materials for such annual meeting. Any shareholder proposals will be subject to the requirements of the proxy rules adopted by the Securities and Exchange Commission.

Under Securities and Exchange Commission Rule 14a-19, a stockholder intending to engage in a director election contest with respect to the annual meeting of stockholders to be held in 2025 must give VWF Bancorp notice of its intent to solicit proxies by providing the name(s) of its nominee(s) and certain other information at least 60 calendar days before the anniversary of the previous year’s annual meeting. If next year’s annual meeting is held on a date that is more than 30 calendar days from November 20, 2025, then notice must be given by the later of 60 calendar days before the date of the annual meeting or the 10th calendar day following the day on which VWF Bancorp first makes public announcement of the date of the annual meeting.

In addition to the requirement set forth under Securities and Exchange Commission Rule 14a-19, under VWF Bancorp’s bylaws, for a stockholder to properly bring business before an annual meeting or make nominations for the election of directors, the stockholder must give written notice to our Corporate Secretary at our principal executive office not less than ninety (90) days nor more than one hundred (100) days before the anniversary of the prior year’s annual meeting of stockholders; provided, however, that if the date of the annual meeting is advanced more than thirty (30) days before the anniversary of the prior year’s annual meeting of stockholders, such written notice shall be timely only if delivered or mailed to and received by the Corporate Secretary at the principal executive office no earlier than the day on which public disclosure of the date of such annual meeting is first made and not later than the 10th day following the earlier of the day notice of the meeting was mailed to stockholders or such public disclosure was made. Such written notice must also contain the information specified by the Bylaws. A copy of the Bylaws may be obtained by contacting our Corporate Secretary.

STOCKHOLDER COMMUNICATIONS

Stockholders who wish to communicate with the Board of Directors or an individual director should do so in writing to VWF Bancorp, Inc., 976 South Shannon Street, Van Wert, Ohio 45891. Communications regarding financial or accounting policies may be made in writing to the Chair of the Audit Committee, at the same address. All other communications should be sent in writing to the attention of the Chair of the Nominating and Corporate Governance Committee at the same address.

MISCELLANEOUS

VWF Bancorp will pay the cost of this proxy solicitation and will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses they incur in sending proxy materials to the beneficial owners of VWF Bancorp common stock. In addition to soliciting proxies by mail, our directors, officers and regular employees may solicit proxies personally or by telephone without receiving additional compensation.

VWF Bancorp’s Annual Report on Form 10-K is included with this proxy statement. Any stockholder who has not received a copy of the Form 10-K may obtain a copy by writing to our Corporate Secretary or by accessing a copy online. See “Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to be Held on November 20, 2024.” The Form 10-K is not to be treated as part of the proxy solicitation material or as having been incorporated in this proxy statement by reference.

If you and others who share your address own your shares of VWF Bancorp common stock in “street name,” your broker or other holder of record may be sending only one annual report and proxy statement to your address. This practice, known as “householding,” is designed to reduce our printing and postage costs. However, if a stockholder residing at such an address wishes to receive a separate annual report or proxy statement in the future, the stockholder should contact the broker or other holder of record. If you own your shares in “street name” and are receiving multiple copies of our annual report and proxy statement, you can request householding by contacting your broker or other holder of record.

Please vote by marking, signing, dating and promptly returning a proxy card or by voting via the Internet.

BY ORDER OF THE BOARD OF DIRECTORS

Jon A. Bagley
Corporate Secretary

Van Wert, Ohio
October 15, 2024

VWF BANCORP, INC. ANNUAL MEETING OF STOCKHOLDERS NOVEMBER 20, 2024 THIS REVOCABLE PROXY IS SOLICITED BY THE BOARD OF DIRECTORS The undersigned hereby appoints Thomas Turnwald, Michael Keysor, Charles F. Koch and Michael Cahill, as attorneys and proxies and each with full powers of substitution, to represent the undersigned and vote all shares of common stock of VWF Bancorp, Inc. (the “Company”) that the undersigned is entitled to vote at the Annual Meeting of Stockholders (the “Annual Meeting”) to be held at the Willow Bend Country Club, 579 Hospital Drive, Van Wert, Ohio, on Wednesday, November 20, 2024, at 2:00 p.m., Eastern Time. The above named attorneys and proxies are hereby authorized to cast all votes which the undersigned is entitled to cast as set forth below. THIS PROXY, IF PROPERLY SIGNED AND DATED, WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED IT WILL BE VOTED “FOR” THE DIRECTOR NOMINEES AND “FOR” THE OTHER LISTED PROPOSAL. Should the undersigned be present and elect to vote at the Annual Meeting or at any adjournment thereof and after notifying the Company’s Corporate Secretary at the Annual Meeting of the undersigned’s decision to revoke this proxy, then the power of said attorneys and proxies shall be deemed terminated and of no further force and effect. This proxy may also be revoked by sending written notice to the Company’s Corporate Secretary at the address set forth on the Notice of Annual Meeting, by voting via the Internet at a later time or by submitting a signed, later-dated proxy prior to a vote being taken on a proposal at the Annual Meeting. The undersigned acknowledges receipt from the Company, prior to the execution of this proxy, of the Notice of Annual Meeting, the Proxy Statement for the Annual Meeting, and the Annual Report on Form 10-K. Please complete, sign and date this proxy and return it promptly in the enclosed envelope. The Board of Directors unanimously recommends a vote “FOR” the director nominees and “FOR” the other listed proposal. 1. Election of Directors: FOR WITHHOLD Gary L. Clay □ □ Jon A. Bagley □ □ 2. To ratify the appointment of Forvis Mazars, LLP to serve as the independent registered public accounting firm for the fiscal year ending June 30, 2025. □ FOR □ AGAINST □ ABSTAIN Date: Signature of Stockholder Signature of Stockholder NOTE: Please sign exactly as your name appears on this proxy. When signing as attorney, executor, administrator, trustee or guardian, please give full title. If shares are held jointly, each holder should sign but the signature of only one holder is required. □ I agree to receive all future communications related to these holdings electronically via the email address provided below. I understand I am able to change this selection at any time in the future. EMAIL ADDRESS: ____________________________________________________________________________ VOTING INSTRUCTIONS ON REVERSE SIDE

Voting Instructions You may vote your proxy in the following ways:  Via Internet:  Login to https://www.annualgeneralmeetings.com/vwfb2024/  Enter your control number (12 digit number located below)  Via Mail: Pacific Stock Transfer Company c/o Proxy Department 6725 Via Austi Parkway, Suite 300 Las Vegas, Nevada 89119 CONTROL NUMBER You may vote by Internet 24 hours a day, 7 days a week. Internet voting is available through 11:59 p.m., Eastern Time, on November 19, 2024.